Exhibit 99.1 - Form 4 Joint Filer Information
                                   ------------

   Name:  CRT Capital Group LLC
   Address:  262 Harbor Drive, Stamford, CT 06902
   Designated Filer:  CRT Capital Holdings LLC
   Issuer & Ticker Symbol:  MRU Holdings, Inc. ("UNCL")
   Date of Event Requiring Statement:  March 2, 2007

   Name:  Harbor Drive Special Situations Master Fund, Ltd.
   Address:  262 Harbor Drive, Stamford CT 06902
   Designated Filer:  CRT Capital Holdings LLC
   Issuer & Ticker Symbol:  MRU Holdings, Inc. ("UNCL")
   Date of Event Requiring Statement:  March 2, 2007

   Name:  Harbor Drive Asset Management LLC
   Address:  262 Harbor Drive, Stamford, CT 06902
   Designated Filer:  CRT Capital Holdings LLC
   Issuer & Ticker Symbol:  MRU Holdings, Inc. ("UNCL")
   Date of Event Requiring Statement:  March 2, 2007

   Name:  C. Michael Vaughn
   Address:  262 Harbor Drive, Stamford CT 06902
   Designated Filer:  CRT Capital Holdings LLC
   Issuer & Ticker Symbol:  MRU Holdings, Inc. ("UNCL")
   Date of Event Requiring Statement:  March 2, 2007

   Name:  J. Christopher Young
   Address:  262 Harbor Drive, Stamford CT 06902
   Designated Filer:  CRT Capital Holdings LLC
   Issuer & Ticker Symbol:  MRU Holdings, Inc. ("UNCL")
   Date of Event Requiring Statement:  March 2, 2007